UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

W.W. Grainger, Inc.

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Your Vote Counts! W.W. GRAINGER, INC. 2022 Virtual Annual Meeting Vote by April 26, 2022 11:59 PM ETW.W. GRAINGER, INC. 100 GRAINGER PARKWAY LAKE FOREST, IL 60045D71133-P66254You invested in W.W. GRAINGER, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Virtual Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 27, 2022. Get informed before you vote View the Notice & Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 13, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Point your camera here and vote without entering a control numberVirtually at:Vote Virtually at the Meeting* April 27, 2022 10:00 AM CDTwww.virtualshareholdermeeting.com/GWW2022*Please check the meeting materials for any special requirements for meeting attendance.V1.1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Rodney C. Adkins 02) V. Ann Hailey 03) Katherine D. Jaspon 04) Stuart L. Levenick 05) D.G. Macpherson 06) Neil S. Novich 07) Beatriz R. Perez 08) Michael J. Roberts 09) E. Scott Santi 10) Susan Slavik Williams 11) Lucas E. Watson 12) Steven A. White	For
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2022.	For
3. Say on Pay proposal to approve on a non-binding advisory basis the compensation of W.W. Grainger, Inc.'s Named Executive Officers.	For
4. Proposal to approve the W.W. Grainger, Inc. 2022 Incentive Plan.	For

NOTE: In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

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